                                                                                              Execution Version

                                      Southern California Edison Company

                $350,000,000 5.625% First and Refunding Mortgage Bonds, Series 2006A, Due 2036

             $150,000,000 Floating Rate First and Refunding Mortgage Bonds, Series 2006B, Due 2009

                                            Underwriting Agreement

                                                                                             New York, New York

                                                                                               January 24, 2006

Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Lehman Brothers Inc.
   As Representatives of the several Underwriters
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

Ladies and Gentlemen:

               Southern  California  Edison  Company,  a corporation  organized  under the laws of the State of
California  (the  "Company"),  proposes  to sell to the  several  underwriters  named in Schedule I hereto (the
"Underwriters"),  for whom you (the  "Representatives")  are acting as representatives,  $350,000,000 principal amount of its 5.625%  First and  Refunding  Mortgage  Bonds,  Series  2006A,  Due 2036 (the "2006A  Bonds") and
$150,000,000  principal amount of its Floating Rate First and Refunding Mortgage Bonds,  Series 2006B, Due 2009
(the "2006B Bonds" and,  together with the 2006A Bonds, the  "Securities"),  to be issued under the One Hundred
Twelfth  Supplemental  Indenture (the "Supplemental  Indenture") to be dated as of January 24, 2006, to a Trust
Indenture  dated as of  October  1, 1923 (the  "Trust  Indenture"  and,  as  supplemented  by the  Supplemental
Indenture,  the "Indenture") between the Company and The Bank of New York Trust Company,  N.A., as successor to
Harris Trust and Savings Bank, and D.G.  Donovan,  as successor  trustee to  Pacific-Southwest  Trust & Savings
Bank, as trustees (the  "Trustees").  To the extent there are no additional  Underwriters  listed on Schedule I other than you,  the term  Representatives  as used  herein  shall  mean you,  as  Underwriters,  and the terms
Representatives  and  Underwriters  shall mean  either the  singular  or plural as the  context  requires.  Any reference herein to the Registration Statement,  the Base Prospectus,  any Preliminary Prospectus Supplement or
the  Final  Prospectus  Supplement  shall be deemed  to refer to and  include  the  documents  incorporated  by reference  therein  pursuant  to Item 12 of Form S-3 which were filed under the  Exchange  Act on or before the
Effective  Date of the  Registration  Statement  or the  issue  date of the Base  Prospectus,  any  Preliminary
Prospectus Supplement or the Final Prospectus  Supplement,  as the case may be; and any reference herein to the terms "amend",  "amendment" or "supplement"  with respect to the Registration  Statement,  the Base Prospectus,
any  Preliminary  Prospectus  Supplement  or the Final  Prospectus  Supplement  shall be deemed to refer to and include  the  filing of any  document  under the  Exchange  Act after the  Effective  Date of the  Registration
Statement or the issue date of the Base Prospectus, any Preliminary

Prospectus  Supplement  or the Final  Prospectus  Supplement,  as the case may be,  deemed  to be  incorporated therein by reference.  Certain terms used herein are defined in Section 19 hereof.

1.      Representations  and  Warranties.  The  Company  represents  and  warrants  to, and agrees  with,  each
Underwriter as set forth below in this Section 1.

(a)     The Company  meets the  requirements  for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (File Number 333-123683) on Form S-3,  including a related Base
        Prospectus,  for  registration  under the Act of the offering and sale of the  Securities.  The Company may have filed one or more amendments thereto,  including a Preliminary Prospectus Supplement,  each of which has previously  been furnished to you and has become  effective.  The Company will next file with the  Commission a Final  Prospectus  Supplement  relating to the  Securities  in  accordance  with Rule
        424(b).  The  Registration  Statement,  at the Execution Time, is effective and meets the  requirements set forth in Rule 415(a)(1)(x).

(b)     On each Effective Date, the  Registration  Statement did, and when the Final  Prospectus  Supplement is first  filed in  accordance  with Rule 424(b) and on the Closing  Date (as defined  herein),  the Final
        Prospectus  Supplement  (and any  supplement  thereto) will,  comply in all material  respects with the applicable  requirements  of the Act, the Exchange Act and the Trust  Indenture Act and the  respective rules thereunder;  on each Effective Date and at the Execution Time, the Registration Statement did not
        and will not  contain  any untrue  statement  of a  material  fact or omit to state any  material  fact required to be stated therein or necessary in order to make the statements  therein not misleading;  on each Effective  Date and on the Closing Date the Indenture did or will comply in all material  respects with the applicable  requirements of the Trust Indenture Act and the rules thereunder;  and on the date of any filing  pursuant  to Rule  424(b)  and on the  Closing  Date,  the Final  Prospectus  Supplement
        (together  with any  supplement  thereto)  will not include any untrue  statement of a material fact or omit to state a material fact  necessary in order to make the statements  therein,  in the light of the circumstances under which they were made, not misleading;  provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration  Statement which shall constitute the  Statement  of  Eligibility  and  Qualification  (Form  T-1) under the Trust  Indenture  Act of the
        Trustees or (ii) the information  contained in or omitted from the Registration  Statement or the Final
        Prospectus  Supplement (or any supplement  thereto) in reliance upon and in conformity with information furnished  in writing to the Company by or on behalf of any  Underwriter  through  the  Representatives specifically  for inclusion in the Registration  Statement or the Final  Prospectus  Supplement (or any
        supplement thereto),  it being understood and agreed that the only such information  furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c)     As of the Initial  Sale Time,  the  Disclosure  Package and the Final Term Sheet (as defined in Section
        5(b) below) when taken together as a whole,  do not contain any untrue  statement of a material fact or omit to state any material fact necessary in order to make the statements  therein, in the light of the circumstances  under which they were made,  not  misleading.  The preceding  sentence does not apply to statements in or

        omissions  from the  Disclosure  Package  or the Final Term Sheet  based  upon and in  conformity  with
        written  information   furnished  to  the  Company  by  any  Underwriter  through  the  Representatives specifically for use therein,  it being understood and agreed that the only such information  furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)     (i) At the earliest  time after the filing of the  Registration  Statement  that the Company or another offering  participant  made a bona fide offer (within the meaning of Rule  164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination  date for purposes of this  clause  (ii)),  the  Company  was not and is not an  Ineligible  Issuer (as defined in Rule 405), without  taking  account of any  determination  by the  Commission  pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)     Neither any Issuer Free  Writing  Prospectus  nor the Final Term Sheet  includes any  information  that conflicts  with the  information  contained  in the  Registration  Statement,  including  any  document incorporated by reference  therein and any prospectus  supplement  deemed to be a part thereof that has not been  superseded or modified.  The foregoing  sentence does not apply to statements in or omissions from the  Disclosure  Package  or the Final  Term  Sheet  based  upon and in  conformity  with  written information  furnished to the Company by any Underwriter through the  Representatives  specifically for use therein,  it being understood and agreed that the only such  information  furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f)     The  Company  is not and,  after  giving  effect to the  offering  and sale of the  Securities  and the application  of the proceeds  thereof as described in the  Preliminary  Prospectus  Supplement  and the
        Final Prospectus  Supplement,  will not be an "investment company" as defined in the Investment Company
        Act of 1940, as amended.

(g)     The Company has been duly  incorporated and is validly existing as a corporation in good standing under the laws of the State of California  with full  corporate  power and authority to own or lease,  as the case may be, and to operate its  properties  and conduct its business as described in the  Registration
        Statement,  Preliminary  Prospectus  Supplement  and  the  Final  Prospectus  Supplement,  and is  duly qualified  to do  business  as a foreign  corporation  and is in good  standing  under the laws of each jurisdiction that requires such qualification.

(h)     There is no  franchise,  contract  or other  document of a character  required to be  described  in the
        Registration  Statement,  the Preliminary Prospectus Supplement or the Final Prospectus Supplement,  or
        to be filed as an exhibit thereto,  which is not described or filed as required;  and the statements in the Preliminary  Prospectus Supplement and the Final Prospectus Supplement under the heading "Summary--
        Southern  California Edison Company" and the statements  incorporated  into the Preliminary  Prospectus
        Supplement  and  the  Final  Prospectus   Supplement  from  the  sections  entitled   "Regulation"  and
        "Environmental  Matters" in the Company's Annual Report on Form 10-K for the fiscal year ended December
        31, 2004 (the "Form 10-K"), as

        supplemented by information  contained in the Company's  subsequent  Quarterly Reports on Form 10-Q and
        Current Reports on Form 8-K, which are incorporated into the Preliminary  Prospectus Supplement and the
        Final Prospectus Supplement, fairly summarize the matters therein described in all material respects.

(i)     This Agreement has been duly authorized, executed and delivered by the Company.

(j)     The Securities and the Indenture conform in all material respects to the description  thereof contained in the Registration  Statement,  Preliminary Prospectus Supplement and the Final Prospectus Supplement;
        each of the Trust  Indenture and the  Supplemental  Indenture  has been duly  authorized by the Company and, assuming due  authorization,  execution and delivery thereof by the Trustees,  the Trust Indenture constitutes  and, as  supplemented  by the  Supplemental  Indenture  when executed and delivered by the
        Company,  will constitute a legal,  valid, and binding  instrument  enforceable  against the Company in accordance  with its terms  (subject,  as to  enforcement of remedies,  to (A)  applicable  bankruptcy,
        fraudulent  conveyance,  fraudulent  transfer,   reorganization,   insolvency,   moratorium,  equitable
        subordination  or other laws affecting  creditors'  rights generally from time to time in effect and to general principles of equity, (B) the terms of the franchises,  licenses,  easements,  leases, permits, contracts and other instruments under which the mortgaged  property is held or operated,  (C) as to its enforceability  in respect of the Company's  interest in nuclear energy  facilities,  the provisions of the Atomic Energy Act of 1954 and regulations  thereunder,  (D) as to its  enforceability in respect of the  interest  of the  Company  in the Four  Corners  Generating  Station  and the  easement  and lease therefor,  to possible  defects in title,  including  possible  conflicting  grants or encumbrances not ascertainable  because of the absence of or inadequacies in the applicable recording law and the record system of the Bureau of Indian Affairs and the Navajo Nation, to the possible  inability of the Company to resort to legal  process to enforce  its rights  against  the Navajo  Nation  without  Congressional consent and, in the case of the Company's  lease, to possible  impairment or termination  under certain circumstances  by Congress or the Secretary of the Interior and (E) such other liens,  prior rights and encumbrances  none of which  (with the  possible  exception  of the  matter  referred  to in clause (D)
        above),  with immaterial  exceptions,  affects from a legal standpoint the security for the Securities, the ability of the Trustees to foreclose on the property  subject to the liens created by the Indenture or the Company's  right to use such  properties in its  business);  the  Securities  have been duly and validly  authorized,  and,  when issued and delivered to and paid for by the  Underwriters  pursuant to this Agreement, will be fully paid and nonassessable.

(k)     No consent, approval,  authorization,  filing with or order of any court or governmental agency or body is required in connection with the transactions  contemplated herein, except such as have been obtained
        (i) under the Act,  (ii) from the  California  Public  Utilities  Commission  and (iii)  such as may be required under the blue sky laws of any  jurisdiction in connection with the purchase and  distribution of the  Securities  by the  Underwriters  in the manner  contemplated  herein  and in the  Registration
        Statement, Preliminary Prospectus Supplement and the Final Prospectus Supplement.

(l)     All such  filings,  recordings,  indexings and postings to  geographical  indexes have been made in (x)
        county real estate records or offices of county recorders,  (y) Federal and State offices,  bureaus and agencies  and (z)  offices of the Navajo  Nation as are  necessary  under  applicable  law to  perfect, preserve  and protect the lien  created by the  Indenture  or ensure that such  filings,  recordations, postings and indexings  are fully  effective to give  constructive  notice,  constructive  knowledge or implied  notice,  as  applicable,  of such lien and the  property  subject  thereto to all  purchasers, mortgagees and  encumbrancers  of such property  (other than  after-acquired  property) who become such subsequent to the date of such recording, filing, posting or indexing.

(m)     The Indenture will  constitute a legally valid first lien or charge,  to the extent that it purports to be such,  on  substantially  all of the  property now owned by the Company to the extent and subject to the exceptions,  defects, qualifications and other matters set forth or referred to in the Registration
        Statement,  Preliminary Prospectus Supplement and the Final Prospectus Supplement or in Section 1(j) of
        this  Agreement,  and to such  other  matters  that  do not  materially  affect  the  security  for the
        Securities.

(n)     Neither the issue and sale of the  Securities  nor the  consummation  of any other of the  transactions herein  contemplated nor the fulfillment of the terms hereof will conflict with,  result in a breach or violation  of, or  imposition  of any lien,  charge or  encumbrance  upon any property or assets of the
        Company  or SCE  Funding  LLC  pursuant  to,  (i) the  articles  of  incorporation,  by-laws  or  other organizational  documents of the Company or SCE Funding LLC,  (ii) the  terms of any  indenture  (other than, solely with respect to the imposition of liens,  charges and encumbrances upon property or assets of the Company or SCE Funding  LLC,  the lien  created by the  Indenture  in favor of the  Securities), contract,  lease,  mortgage,  deed of  trust,  note  agreement,  loan  agreement  or  other  agreement, obligation,  condition,  covenant or  instrument  to which the Company or SCE Funding LLC is a party or bound or to which its or their  property is subject,  or  (iii) any  statute,  law,  rule,  regulation, judgment,  order or decree applicable to the Company or SCE Funding LLC of any court,  regulatory body, administrative  agency,  governmental body,  arbitrator or other authority having jurisdiction over the
        Company or SCE Funding LLC or any of its or their properties.

(o)     The  consolidated  historical  financial  statements and schedules of the Company and its  consolidated subsidiaries  incorporated by reference in the Preliminary Prospectus Supplement,  the Final Prospectus
        Supplement and the Registration  Statement (the "Financial  Statements") present fairly in all material respects the financial  condition,  results of operations and cash flows of the Company as of the dates and for the periods  indicated,  comply as to form with the applicable  accounting  requirements of the
        Act and have been prepared in conformity with generally  accepted  accounting  principles  applied on a consistent  basis  throughout the periods  involved  (except as otherwise noted therein).  The selected financial  data set forth under the  caption  "Selected  Financial  Data" in the  Company's  Form 10-K,
        incorporated by reference in the Preliminary  Prospectus  Supplement,  the Final Prospectus  Supplement
        and  Registration  Statement  fairly  present,  on the basis stated in the Form 10-K,  the  information included  therein.  The financial  information  included or incorporated in the Preliminary  Prospectus
        Supplement and the

        Final  Prospectus  Supplement  complies  with  the  requirements  of  Regulation  G and  Item  10(e) of
        Regulation S-K under the Act.

(p)     PricewaterhouseCoopers  LLP, who have  certified  certain  financial  statements of the Company and its consolidated  subsidiaries  and  delivered  their  report  with  respect  to the  audited  consolidated financial  statements and schedules for the year ended December 31, 2004  incorporated  by reference in the Registration Statement,  Preliminary Prospectus Supplement and the Final Prospectus Supplement, are
        an independent  registered public accounting firm with respect to the Company within the meaning of the
        Act and the applicable published rules and regulations thereunder.

(q)     No action, suit or proceeding by or before any court or governmental  agency,  authority or body or any arbitrator  involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company,  threatened that (i) could reasonably be expected to have a material adverse  effect on the  performance of this Agreement or the  consummation  of any of the  transactions contemplated hereby or (ii) could  reasonably be expected to have a Material Adverse Effect,  except as set forth in or contemplated in the Registration  Statement,  Preliminary Prospectus Supplement and the
        Final Prospectus Supplement (exclusive of any supplement thereto).

(r)     The Company  and its  subsidiaries  maintain a system of internal  accounting  controls  sufficient  to provide  reasonable  assurance  that  (i) transactions  are executed in  accordance  with  management's general or specific  authorizations;  (ii) transactions are recorded as necessary to permit preparation of financial  statements in conformity with generally  accepted  accounting  principles and to maintain asset accountability;  (iii) access to assets is permitted only in accordance with management's general or specific  authorization;  and  (iv) the  recorded  accountability  for assets is  compared  with the existing  assets  at  reasonable  intervals  and  appropriate  action  is  taken  with  respect  to any differences.

(s)     Neither the Company nor SCE Funding is in violation or default of (i) any  provision of its articles of incorporation,  bylaws or other organizational  documents,  (ii) the terms of any indenture,  contract, lease,  mortgage,  deed of trust,  note  agreement,  loan  agreement  or other  agreement,  obligation, condition,  covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation,  judgment,  order or decree of any court, regulatory body, administrative agency,  governmental body, arbitrator or other authority having jurisdiction over it or any of its  properties,  as  applicable  (except,  in the  case of  clauses  (ii) and  (iii),  for such violations or defaults as would not, in the aggregate, have a Material Adverse Effect).

(t)     The Company  possesses  all  licenses,  certificates,  permits and other  authorizations  issued by the appropriate  national  and local U.S.  federal and state  regulatory  authorities  necessary to conduct their  respective  businesses,  and the Company has not received any notice of proceedings  relating to the revocation or modification of any such  certificate,  authorization  or permit which,  singly or in the aggregate,  if the subject of an  unfavorable  decision,  ruling or finding,  would have a Material
        Adverse

        Effect,  except as set forth in or contemplated in the Final  Prospectus  Supplement  (exclusive of any supplement thereto).

(u)     The Company is (i) in compliance with any and all applicable  national and local U.S. federal and state laws and  regulations  relating to the  protection  of human  health and  safety,  the  environment  or hazardous or toxic substances or wastes,  pollutants or contaminants  ("Environmental  Laws"), (ii) has received and are in compliance  with all permits,  licenses or other  approvals  required of them under applicable  Environmental Laws to conduct their respective businesses and (iii) has not received notice of any actual or potential  liability for the  investigation  or remediation of any disposal or release
        of  hazardous  or  toxic  substances  or  wastes,   pollutants  or  contaminants,   except  where  such
        non-compliance  with  Environmental  Laws,  failure  to receive  required  permits,  licenses  or other approvals,  or  liability  would  not  have a  Material  Adverse  Effect,  except  as set  forth  in or contemplated in the Preliminary  Prospectus  Supplement and the Final Prospectus  Supplement (exclusive of any  supplement  thereto).  Except as set forth in the  Preliminary  Prospectus  Supplement  and the
        Final Prospectus Supplement,  the Company has not been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(v)     In the ordinary course of its business,  the Company  periodically  reviews the effect of Environmental
        Laws on the business,  operations and  properties of the Company,  in the course of which it identifies and  evaluates  associated  costs and  liabilities  (including,  without  limitation,  any  capital  or operating  expenditures  required for clean-up,  closure of properties or compliance with Environmental
        Laws, or any permit,  license or approval,  any related  constraints  on operating  activities  and any potential  liabilities  to third  parties).  On the basis of such  review,  the Company has  reasonably concluded that such  associated  costs and liabilities  would not,  singly or in the aggregate,  have a
        Material  Adverse Effect,  except as set forth in the Preliminary  Prospectus  Supplement and the Final
        Prospectus Supplement (exclusive of any supplement thereto).

(w)     No holders of securities of the Company have rights to the  registration of such  securities  under the
        Registration Statement.

(x)     The Company owns or leases all such  properties  as are  necessary to the conduct of its  operations as presently conducted.

(y)     The Company has not taken,  directly or indirectly,  any action designed to or that would constitute or that  might  reasonably  be  expected  to cause or result  in,  under the  Exchange  Act or  otherwise, stabilization  or  manipulation  of the price of any security of the Company to facilitate  the sale or resale of the Securities.

(z)     Except as set forth in the  Preliminary  Prospectus  Supplement  and the  Final  Prospectus  Supplement
        (exclusive of any supplement  thereto),  the minimum funding standard under Section 302 of the Employee
        Retirement Income Security Act of 1974, as amended,  and the regulations and published  interpretations thereunder  ("ERISA"),  has been satisfied by each "pension plan" (as defined in Section 3(2) of ERISA)
        which has been established or maintained by the Company and/or one or more of its subsidiaries,

        except  where the failure to satisfy  such  standard  would not have a Material  Adverse  Effect;  each pension plan established or maintained by the Company and/or one or more of its  subsidiaries,  and the trust  forming  part of each such plan,  has been  determined  by the  Internal  Revenue  Service to be designed in accordance with Section 401 of the Code, and each such pension plan has  subsequently  been amended,  and the Company  believes that each such pension plan, as amended,  is designed in compliance with Section 401 of the Code; each of the Company and its  subsidiaries  has fulfilled its obligations, if any,  under Section 515 of ERISA;  each pension plan and welfare plan  established  or maintained by the Company and/or one or more of its  subsidiaries is in compliance in all material  respects with the currently  applicable  provisions of ERISA,  except in such cases where  noncompliance would not have a
        Material  Adverse  Effect;  and neither the Company nor any of its  subsidiaries  has incurred or could reasonably be expected to incur any  withdrawal  liability  under Section 4201 of ERISA,  any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(aa)    Except as disclosed in the  Registration  Statement,  Preliminary  Prospectus  Supplement and the Final
        Prospectus  Supplement,  the Company (i) does not have any material lending or other  relationship with any bank or lending  affiliate of the  Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities  hereunder to repay any  outstanding  debt owed to any affiliate of the
        Underwriters other than commercial paper.

(bb)    There is and has been no failure  on the part of the  Company  and any of the  Company's  directors  or officers,  in their  capacities as such,  to comply with Section 401 of the Sarbanes  Oxley Act of 2002 and the rules and  regulations  promulgated in connection  therewith (the "Sarbanes Oxley Act") related to loans.

               Any  certificate  signed by any officer of the Company and delivered to the  Representatives  or counsel  for  the  Underwriters  in  connection  with  the  offering  of  the  Securities  shall  be  deemed  a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.      Purchase and Sale.  Subject to the terms and  conditions and in reliance upon the  representations  and warranties  herein set forth,  the Company agrees to sell to each  Underwriter,  and each  Underwriter  agrees, severally  and not jointly,  to purchase from the Company,  (a) at a purchase  price of 98.88% of the principal amount  thereof,  the  principal  amount of the  2006A  Bonds set forth  opposite  such  Underwriter's  name in
Schedule  I hereto,  and (b) at a purchase  price of 99.65% of the  principal  amount  thereof,  the  principal amount of 2006B Bonds set forth opposite such Underwriter's name in Schedule I hereto.

3.      Delivery and Payment.  Delivery of and payment for the Securities  shall be made at 10:00 AM,  New York
City time,  on January 31, 2006 or at such time on such later date not more than five  Business  Days after the foregoing  date as the  Representatives  shall  designate,  which date and time may be  postponed  by agreement between  the  Representatives  and the  Company  or as  provided  in  Section 9 hereof  (such  date and time of delivery and payment for the  Securities  being herein called the "Closing  Date").  Delivery of the Securities shall be made to the Representatives for the respective  accounts of the several  Underwriters  against payment by

the several  Underwriters  through the  Representatives  of the purchase  price thereof to or upon the order of the Company by wire  transfer  payable in same-day  funds to an account  specified by the Company.  Delivery of
the  Securities   shall  be  made  through  the   facilities  of  The  Depository   Trust  Company  unless  the
Representatives shall otherwise instruct.

4.      Offering  by  Underwriters.  It is  understood  that the  several  Underwriters  propose  to offer  the
Securities  for sale to the  public as set forth in the  Registration  Statement,  Disclosure  Package  and the
Final Prospectus Supplement.

5.      Agreements.  The Company agrees with the several Underwriters that:

(a)     Prior to the termination of the offering of the Securities,  the Company will not file any amendment of the Registration  Statement or supplement (including the Final Prospectus Supplement or any Preliminary
        Prospectus  Supplement) to the Base Prospectus or any  Rule 462(b)  Registration  Statement  unless the
        Company has  furnished  you a copy for your review prior to filing and will not file any such  proposed amendment  or  supplement  to which you  reasonably  object.  Subject to the  foregoing  sentence,  the
        Company will cause the Final Prospectus Supplement,  properly completed,  and any supplement thereto to be filed in a form  approved by the  Representatives  with the  Commission  pursuant to the  applicable paragraph of Rule 424(b)  within the time period  prescribed and will provide evidence  satisfactory to the  Representatives  of such timely  filing.  The Company  will  promptly  advise the  Representatives
        (1) when  the Final  Prospectus  Supplement,  and any  supplement  thereto,  shall  have been filed (if required) with the Commission pursuant to Rule 424(b),  or when any Rule 462(b)  Registration Statement shall  have been  filed (if  required)  with the  Commission,  (2) when,  prior to  termination  of the offering of the  Securities,  any  amendment  to the  Registration  Statement  shall have been filed or become  effective,  (3) of  any  request  by the  Commission  or its  staff  for any  amendment  of the
        Registration Statement,  or any Rule 462(b)  Registration Statement, or for any supplement to the Final
        Prospectus Supplement or for any additional  information,  (4) of the issuance by the Commission of any stop  order  suspending  the  effectiveness  of  the  Registration  Statement  or  the  institution  or threatening  of any  proceeding  for  that  purpose  and  (5) of  the  receipt  by the  Company  of any notification  with respect to the  suspension of the  qualification  of the  Securities for sale in any jurisdiction  or the  institution or  threatening of any proceeding for such purpose.  The Company will use its best  efforts to prevent  the  issuance  of any such stop order or the  suspension  of any such qualification  and,  if  issued,  to obtain as soon as  possible  the  withdrawal  of such stop  order, including,  if necessary,  by filing an amendment to the  Registration  Statement or a new registration statement  and using its best efforts to have such  amendment or new  registration  statement  declared effective as soon as practicable.

(b)     The  Company  will  prepare a final term  sheet,  substantially  in the form of Schedule II hereto (the
        "Final  Term  Sheet"),  and will file the Final  Term Sheet  pursuant  to Rule  433(d)  within the time required by such Rule.

(c)     If there occurs an event or development  as a result of which the  Disclosure  Package would include an untrue statement of a material fact or would omit to state a material fact  necessary in order to make the  statements  therein,  in the light of the  circumstances then prevailing,  not misleading,  the Company will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.

(d)     If, at any time when a prospectus  relating to the Securities is required to be delivered under the Act
        (including in circumstances  where such  requirement may be satisfied  pursuant to Rule 172), any event occurs as a result of which the Final  Prospectus  Supplement  as then  supplemented  would include any untrue  statement  of a  material  fact or omit to  state  any  material  fact  necessary  to make  the statements therein in the light of the circumstances  under which they were made not misleading,  or if it shall be  necessary  to amend the  Registration  Statement,  file a new  registration  statement  or supplement  the  Final  Prospectus  Supplement  to  comply  with  the  Act or the  Exchange  Act or the respective  rules  thereunder,  including in  connection  with use or delivery of the Final  Prospectus
        Supplement,  the Company promptly will (1) notify the  Representatives  of such event;  (2) prepare and file with the  Commission,  subject to the second  sentence  of  paragraph (a)  of this  Section 5,  an amendment or supplement or new registration  statement which will correct such statement or omission or effect such compliance;  (3) use its best efforts to have any amendment to the  Registration  Statement or new  registration  statement  declared  effective  as soon as  practicable  in order  to  avoid  any disruption in use of the Final Prospectus Supplement;  and (4) supply any amended or supplemented Final
        Prospectus Supplement to you in such quantities as you may reasonably request.

(e)     As soon as practicable,  the Company will make generally  available to its security  holders and to the
        Representatives  an earnings  statement or  statements of the Company and its  subsidiaries  which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)     Upon  request,  the Company  will  furnish to the  Representatives  and  counsel for the  Underwriters, without charge,  signed copies of the Registration  Statement  (including exhibits thereto) and to each other  Underwriter a copy of the  Registration  Statement  (without  exhibits  thereto) and, so long as delivery  of a  prospectus  by an  Underwriter  or dealer  may be  required  by the Act  (including  in circumstances  where such  requirement  may be satisfied  pursuant to Rule 172), as many copies of each
        Preliminary  Prospectus  Supplement,  the Final Prospectus and each Issuer Free Writing  Prospectus and any  supplement  thereto as the  Representatives  may  reasonably  request.  The  Company  will pay the expenses of printing or other production of all documents relating to the offering.

(g)     The Company will arrange,  if necessary,  for the  qualification  of the  Securities for sale under the laws of such jurisdictions as the Representatives  may designate,  will maintain such qualifications in effect so long as required for the  distribution of the Securities and will pay any fee of the National
        Association of Securities Dealers,  Inc., in connection with its review of the offering;  provided that in no event shall the Company be  obligated to qualify to do business in any  jurisdiction  where it is not now so qualified or to take any action that would subject it to service of process in suits,  other than those arising out of the offering or sale of the  Securities in any  jurisdiction where it is not now so subject.

(h)     (i) The Company agrees that,  unless it has obtained or obtains,  as the case may be, the prior written consent of the Representatives,  and (ii) each Underwriter,  severally and not jointly, agrees with the
        Company that,  unless it has obtained or obtains,  as the case may be, the prior written consent of the
        Company,  it has not made and will not make any offer relating to the Securities that would  constitute an Issuer Free Writing  Prospectus or that would otherwise  constitute a "free writing  prospectus" (as defined in Rule 405)  required  to be filed by the  Company  with the  Commission  or  retained  by the
        Company under Rule 433,  other than the Final Term Sheet;  provided  that the prior written  consent of the parties hereto shall be deemed to have been given in respect of the Free Writing  Prospectuses,  if any,  included  in  Schedule  III  hereto.  Any  such  free  writing  prospectus  consented  to by  the
        Representatives  or the Company is hereinafter  referred to as a "Permitted  Free Writing  Prospectus."
        The Company  agrees that (x) it has treated  and will treat,  as the case may be, each  Permitted  Free
        Writing  Prospectus as an Issuer Free Writing  Prospectus  and (y) it has complied and will comply,  as the case may be, with the  requirements  of Rules 164 and 433  applicable to any Permitted Free Writing
        Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)     The Company will not, without the prior written consent of the  Representatives,  offer, sell, contract to sell,  pledge,  or  otherwise  dispose of, (or enter into any  transaction  which is designed to, or might reasonably be expected to, result in the disposition  (whether by actual disposition or effective economic  disposition  due to cash  settlement  or  otherwise)  by the Company or any  affiliate of the
        Company  or any  person in privity  with the  Company or any  affiliate  of the  Company)  directly  or indirectly,  including the filing (or participation in the filing) of a registration statement with the
        Commission in respect of, or establish or increase a put  equivalent  position or liquidate or decrease a call  equivalent  position  within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the  Securities)  or publicly  announce an intention to effect any such transaction for a period commencing on the date hereof and ending on the Closing Date.

(j)     The Company will not take,  directly or indirectly,  any action designed to or that would constitute or that  might  reasonably  be  expected  to cause or result  in,  under the  Exchange  Act or  otherwise, stabilization  or  manipulation  of the price of any security of the Company to facilitate  the sale or resale of the Securities.

6.      Conditions to the  Obligations of the  Underwriters.  The  obligations of the  Underwriters to purchase the Securities,  as described in Section 2 hereof,  shall be subject to the accuracy of the representations and warranties on the part of the Company  contained  herein as of the Execution  Time and the Closing Date, to the
accuracy of the statements of the Company made in any certificates  pursuant to the provisions  hereof,  to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)     The Final Prospectus  Supplement,  and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the Final Term

        Sheet and any other  material  required  to be filed by the Company  pursuant to Rule 433(d)  under the
        Act, shall have been filed with the Commission  within the applicable time periods  prescribed for such filings by Rule 433; and no stop order  suspending  the  effectiveness  of the  Registration  Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)     The Company shall have  requested and caused  Barbara E. Mathews,  Vice  President,  Associate  General
        Counsel,  Chief  Governance  Officer and Corporate  Secretary of the Company,  to have furnished to the
        Representatives  her opinion,  dated the Closing  Date and  addressed  to the  Representatives,  to the effect that:

(i)     The Company is a corporation  duly  incorporated,  validly existing and in good standing under the laws of the State of California;

(ii)    The Company has the  corporate  power and  authority  to own and  operate  its  property,  to lease the property it operates as lessee and to conduct the business in which it is currently engaged,  as described  in the  Registration  Statement,  Preliminary  Prospectus  Supplement  and the  Final
               Prospectus Supplement;

(iii)   The Company has all requisite corporate power and authority,  has taken all requisite corporate action, and has received and is in compliance with all governmental,  judicial and other authorizations, approvals  and orders  necessary to enter into and perform the  Underwriting  Agreement  and the
               Supplemental Indenture and to offer, issue, sell and deliver the Securities;

(iv)    the Trust  Indenture  has been duly  authorized,  executed and delivered by the Company and is a legal, valid, and binding instrument enforceable against the Company in accordance with its terms;

(v)     the  Supplemental  Indenture has been duly  authorized,  executed and delivered by the Company and is a legal,  valid,  and binding  instrument  enforceable  against the Company in accordance with its terms;

(vi)    the  Securities  have been duly  authorized  by the Company and,  when  executed and  authenticated  in accordance  with  the  provisions  of  the  Indenture  and  delivered  to  and  paid  for by the
               Underwriters  pursuant to this Agreement,  will constitute legal, valid, and binding obligations of the  Company  entitled  to the  benefits  of the  Trust  Indenture,  as  supplemented  by the
               Supplemental Indenture;

(vii)   the Trust  Indenture,  as supplemented  by the  Supplemental  Indenture,  creates a legally valid first lien,  to the extent that it purports to be such,  on the  properties  and assets of the Company subject  thereto,  securing,  among other things,  the  Securities,  subject to the  exceptions, defects,  qualifications  and  other  matters  set  forth  or  referred  to in the  Registration
               Statement,  Preliminary  Prospectus  Supplement  and the Final  Prospectus  Supplement and other matters

               that do not, in the opinion of such counsel, materially affect the security for the Securities;

(viii)  to the knowledge of such counsel,  there is no pending or threatened  action,  suit or proceeding by or before any court or  governmental  agency,  authority or body or any  arbitrator  involving  the
               Company or any of its  subsidiaries  or its or their property which is not adequately  disclosed
               in  the  Registration   Statement,   Preliminary  Prospectus  Supplement  and  Final  Prospectus
               Supplement,  except in each case for such  proceedings  that,  if the subject of an  unfavorable decision,  ruling or finding,  would not singly or in the  aggregate,  be  reasonably  likely to result in a material  adverse  change in the  condition  (financial  or  otherwise),  prospects, earnings,  business,  properties  or  results  of  operations  of the  Company,  and there is no franchise,  contract  or  other  document  of a  character  required  to  be  described  in  the
               Registration  Statement,   the  Preliminary  Prospectus  Supplement  and  the  Final  Prospectus
               Supplement,  or to be filed as an exhibit thereto,  which is not described or filed as required;
               and  the  statements  included  or  incorporated  by  reference  in the  Preliminary  Prospectus
               Supplement and the Final  Prospectus  Supplement under the headings "Legal Matters" and "Summary
              -- Southern  California  Edison  Company"  or  incorporated  by  reference  into the  Preliminary
               Prospectus   Supplement  and  the  Final  Prospectus   Supplement  from  the  sections  entitled
               "Regulation"  and  "Environmental  Matters" in the Company's  Annual Report on Form 10-K for the
               fiscal year ended December 31, 2004, as supplemented  by information  contained in the Company's subsequent  Quarterly  Reports  on Form  10-Q  and  Current  Reports  on  Form  8-K,  which  are incorporated  by reference in the  Preliminary  Prospectus  Supplement and the Final  Prospectus
               Supplement,  fairly summarize the matters therein  described in all material  respects;  and the statements  set  forth  in the  Preliminary  Prospectus  Supplement  and  the  Final  Prospectus
               Supplement  under the heading  "Certain Terms of the Bonds" and in the Base Prospectus under the heading  "Description  of the First  Mortgage  Bonds,"  insofar as those  statements  purport to summarize  certain  provisions  of the  Trust  Indenture,  the  Supplemental  Indenture  and the
               Securities, are accurate summaries in all material respects;

(ix)    the  Registration  Statement has become effective under the Act; any required filing of the Preliminary
               Prospectus  Supplement  and  the  Final  Prospectus  Supplement,  and any  supplements  thereto, pursuant  to  Rule 424(b)  has been made in the manner and within the time  period  required  by
               Rule 424(b);  to the knowledge of such counsel,  no stop order  suspending the  effectiveness of the  Registration  Statement  has been  issued,  no  proceedings  for  that  purpose  have  been instituted or threatened  and the  Registration  Statement and the Final  Prospectus  Supplement
               (other than the financial statements and other financial and statistical  information  contained therein,  as to which such counsel  need  express no opinion)  comply as to form in all material respects with the applicable  requirements  of the Act, the Exchange Act and the Trust Indenture
               Act and the respective rules thereunder;

(x)     this Agreement has been duly authorized, executed and delivered by the Company;

(xi)    the  Company  is not and,  after  giving  effect to the  offering  and sale of the  Securities  and the application of the proceeds  thereof as described in the Preliminary  Prospectus  Supplement and the  Final  Prospectus  Supplement,  will  not be an  "investment  company"  as  defined  in the
               Investment Company Act of 1940, as amended;

(xii)   no consent, approval,  authorization,  filing with or order of any court or governmental agency or body is required in connection with the transactions  contemplated  herein,  except such as have been obtained (i) under the Act, (ii) from the California Public Utilities  Commission and (iii) such as may be required under the blue sky laws of any  jurisdiction  in connection with the purchase and  distribution  of the  Securities by the  Underwriters  in the manner  contemplated  in this
               Agreement and in the Registration  Statement,  Preliminary  Prospectus  Supplement and the Final
               Prospectus  Supplement  and such  other  approvals  (specified  in such  opinion)  as have  been obtained;

(xiii)  neither the  execution and delivery of the  Indenture,  the issue and sale of the  Securities,  nor the consummation of any other of the  transactions  herein  contemplated  nor the fulfillment of the terms hereof will conflict with,  result in a breach or violation of, or imposition of any lien, charge or encumbrance  upon any property or assets of the Company  pursuant to, (i) the articles of incorporation or by-laws of the Company,  (ii) the terms of any indenture (other than, solely with respect to the disposition of liens,  charges and  encumbrances  upon property or assets of the Company or SCE Funding LLC, the lien created by the  Indenture in favor of the  Securities), contract,  lease,  mortgage,  deed of trust, note agreement,  loan agreement or other agreement, obligation,  condition,  covenant  or  instrument  to which the  Company or SCE Funding LLC is a party or bound or to which its or their property is subject,  or (iii) any  statute,  law, rule, regulation,  judgment,  order or decree applicable to the Company of any court, regulatory body, administrative  agency,  governmental  body,  arbitrator or other authority having  jurisdiction over the Company or any of its properties; and

(xiv)   no holders of securities of the Company have rights to the  registration of such  securities  under the
               Registration Statement.

        Such opinion will also include  language to the effect that such counsel has no reason to believe that, as of the Initial Sale Time, the documents  included in the Disclosure Package and the Final Term Sheet contained any untrue  statement of a material  fact or omitted to state any material fact  necessary in order to make the statements  therein,  in the light of  circumstances  under which they were made, not misleading.

        Such  opinion  will also  include  language to the effect that counsel has no reason to believe that on the Effective  Date the  Registration  Statement  contained any untrue  statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements  therein not misleading or that the Final Prospectus  Supplement as of its date and on the Closing  Date  included  or includes  any untrue  statement  of a material  fact or omitted or omits to state any material  fact  necessary  in order to make the  statements  therein,  in light of the circumstances under which they were made, not misleading.

        In rendering such opinion,  such counsel may rely (A) as to matters  involving the  application of laws of any  jurisdiction  other than the State of California or the Federal laws of the United  States,  to the extent she deems proper and  specified in such  opinion,  upon the opinion of other counsel of good standing whom she believes to be reliable and who are  satisfactory to counsel for the Underwriters and
        (B) as to matters of fact, to the extent she deems proper,  on certificates of responsible  officers of the Company and public  officials.  Such counsel may render such opinion subject to such exceptions and qualifications  as are reasonable or customary  under the  circumstances  and acceptable to counsel for the  Underwriters.  References  to the Final  Prospectus  Supplement in this  paragraph (b)  shall also include any supplements thereto at the Closing Date.

(c)     The  Representatives  shall have received from Cleary  Gottlieb  Steen & Hamilton LLP,  counsel for the
        Underwriters,  such opinion or opinions, dated the Closing Date and addressed to the Representatives as the Representatives  may reasonably require,  and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)     The Company shall have furnished to the  Representatives  a certificate  of the Company,  signed by the
        Senior Vice President,  Chief Financial  Officer of the Company,  dated the Closing Date, to the effect that he has  carefully  examined  the  Registration  Statement,  the  Disclosure  Package and the Final
        Prospectus Supplement, any supplements or amendments thereto and this Agreement and that:

(i)     the  representations  and warranties of the Company in this Agreement are true and correct on and as of the  Closing  Date  with the same  effect as if made on the  Closing  Date and the  Company  has complied with all the  agreements  and satisfied all the  conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)    no stop order  suspending  the  effectiveness  of the  Registration  Statement  has been  issued and no proceedings  for that purpose have been instituted or, to the Company's  knowledge,  threatened;
               and

(iii)   since the date of the most recent  financial  statements  included or  incorporated by reference in the
               Preliminary  Prospectus  Supplement  and  the  Final  Prospectus  Supplement  (exclusive  of any supplement  thereto),  there has been no material adverse effect on the condition  (financial or otherwise),  prospects,  earnings,  business or properties of the Company and its  subsidiaries, taken as a whole,  whether or not arising from  transactions in the ordinary course of business, except as set forth in or contemplated in the  Preliminary  Prospectus  Supplement and the Final
               Prospectus Supplement (exclusive of any supplement thereto).

(e)     The  Company  shall have  requested  and caused  PricewaterhouseCoopers  LLP to have  furnished  to the
        Representatives,  at the Execution Time and at the Closing Date, letters,  dated respectively as of the
        Execution Time and as of the Closing Date, in form and substance  satisfactory to the  Representatives, confirming  that they are  independent  registered  public  accounting firm with respect to the Company within the  meaning  of the Act and the  applicable  rules and  regulations  thereunder  adopted by the
        Commission  and the Public  Company  Accounting  Oversight  Board  (United  States)  and that they have performed a review of the unaudited  interim  financial  information of the Company for the three-month and  nine-month  periods  ended  September 30, 2005,  and as at September 30, 2005, in accordance  with
        Statement on Auditing Standards No. 100, stating in effect that:

(i)     in their opinion the audited  consolidated  financial  statements and financial  statement schedules of the Company  audited by them and  included or  incorporated  by  reference  in the  Registration
               Statement,  the Preliminary  Prospectus  Supplement (in the case of the letter  delivered at the
               Execution Time) and the Final Prospectus  Supplement (in the case of the letter delivered at the
               Closing  Date) and  reported  on by them  comply as to form in all  material  respects  with the applicable  accounting  requirements  of the Act and the Exchange Act and the related  rules and regulations adopted by the Commission;

(ii)    on the basis of a reading of the latest  unaudited  financial  statements made available by the Company and its  subsidiaries;  their limited  review,  in accordance with standards  established  under
               Statement on Auditing Standards No. 100, of the unaudited interim financial  information for the three-month  and nine month  periods  ended  September  30, 2005,  and as at September 30, 2005, incorporated by reference in the Registration  Statement,  the Preliminary Prospectus Supplement
               (in the case of the letter delivered at the Execution Time) and the Final Prospectus  Supplement
               (in the case of the letter  delivered  at the Closing  Date);  carrying  out  certain  specified procedures (but not an examination in accordance  with generally  accepted  auditing  standards)
               which would not  necessarily  reveal  matters of  significance  with respect to the comments set forth in such letter;  a reading of the minutes of the meetings of the  stockholders,  directors and the executive,  finance,  compensation and audit committees of the Company, and inquiries of certain officials of the Company who have  responsibility  for financial and accounting  matters of the Company and its  subsidiaries  as to transactions  and events  subsequent to December 31,
               2004, nothing came to their attention which caused them to believe that:

(1)     any  unaudited  financial  statements  included  or  incorporated  by  reference  in  the  Registration
                      Statement,  the Preliminary  Prospectus  Supplement (in the case of the letter  delivered at the Execution  Time) and the Final  Prospectus  Supplement  (in the case of the letter delivered  at the Closing  Date) do not comply as to form in all material  respects  with
                      applicable   accounting   requirements  of  the  Act  and  with  the  related  rules  and regulations  adopted by the Commission with respect to financial  statements  included or incorporated by reference in Quarterly Reports on

                       Form 10-Q under the Exchange Act; and said  unaudited  financial  statements  are not in
                      conformity   with  generally   accepted   accounting   principles   applied  on  a  basis
                      substantially  consistent  with that of the  audited  financial  statements  included  or incorporated  by reference in the  Registration  Statement,  the  Preliminary  Prospectus
                      Supplement  (in the case of the letter  delivered  at the  Execution  Time) and the Final
                      Prospectus Supplement (in the case of the letter delivered at the Closing Date); or

(2)     with respect to the period  subsequent  to September 30, 2005,  there were any changes,  at a specified date not more than five days prior to the date of the letter,  in the  long-term  debt of the Company and its  subsidiaries  or common  stock of the  Company or  decreases  in the consolidated net current assets (working  capital) or shareholders  equity of the Company as compared  with the amounts  shown on the  September  30,  2005,  consolidated  balance
                      sheet  included  or  incorporated  by  reference  in  the  Registration  Statement,   the
                      Preliminary  Prospectus  Supplement (in the case of the letter delivered at the Execution
                      Time) and the Final  Prospectus  Supplement  (in the case of the letter  delivered at the
                      Closing  Date),  or for the period from  October 1, 2005 to the most recent month end for which the financial  statements are available there were any decreases,  as compared with the  corresponding  period  in the  preceding  year and  quarter  in  total  consolidated operating  revenue,  operating  income,  net income before taxes or net income  available for  common  stock of the  Company  and its  subsidiaries,  except in all  instances  for changes  or  decreases  set  forth in such  letter,  in which  case the  letter  shall be accompanied by an explanation by the Company as to the  significance  thereof unless said explanation is not deemed necessary by the Representatives; and

(iii)   they have  performed  certain  other  specified  procedures as a result of which they  determined  that certain  information  of an  accounting,  financial or  statistical  nature (which is limited to accounting,  financial or statistical information derived from the general accounting records of the Company and its  subsidiaries)  set forth in the  Registration  Statement,  the  Preliminary
               Prospectus  Supplement (in the case of the letter delivered at the Execution Time) and the Final
               Prospectus  Supplement (in the case of the letter  delivered at the Closing Date) and in Exhibit
               12 to the  Registration  Statement,  including  the  information  set forth  under  the  caption
               "Selected  Financial  Information"  incorporated  by  reference  in the  Preliminary  Prospectus
               Supplement (in the case of the letter  delivered at the Execution Time) and the Final Prospectus
               Supplement (in the case of the letter delivered at the Closing Date),  the information  included or incorporated  by reference in Items 1, 2, 6, 7 and 11 of the Company's  Annual Report on Form
               10-K,  incorporated  by reference in the  Registration  Statement,  the  Preliminary  Prospectus
               Supplement (in the case of the letter  delivered at the Execution Time) and the Final Prospectus
               Supplement  (in the case of the letter  delivered  at the  Closing  Date),  and the  information included in the  "Management's  Discussion  and Analysis of Financial  Condition  and Results of
               Operations"  included  or  incorporated  by  reference  in the  Company's  Quarterly  Reports on
               Form 10-Q,  incorporated by reference in the Registration Statement,  the Preliminary Prospectus
               Supplement (in the case of the letter  delivered at the Execution Time) and the Final Prospectus
               Supplement  (in  the  case of the  letter  delivered  at the  Closing  Date),  agrees  with  the accounting  records of the  Company  and its  subsidiaries,  excluding  any  questions  of legal interpretation.

               References to the Prospectus in this  paragraph (e) include any  supplement  thereto at the date of the letter.

(f)     Subsequent  to the Execution  Time or, if earlier,  the dates as of which  information  is given in the
        Registration  Statement (exclusive of any amendment thereof) the Preliminary  Prospectus Supplement and the Final Prospectus  Supplement  (exclusive of any supplement thereto),  there shall not have been (i)
        any change or decrease  specified in the letter or letters referred to in paragraph (e) of this Section
        6 or (ii) any change, or any development  involving a prospective change, in or affecting the condition
        (financial or otherwise),  earnings, business or properties of the Company and its subsidiaries,  taken as a whole, whether or not arising from transactions in the ordinary course of business,  except as set forth in or contemplated in the Preliminary  Prospectus  Supplement and the Final Prospectus Supplement
        (exclusive  of any  supplement  thereto) the effect of which,  in any case referred to in clause (i) or
        (ii) above,  is, in the sole  judgment of the  Representatives,  so material  and adverse as to make it impractical or  inadvisable to proceed with the offering or delivery of the Securities as  contemplated by the  Registration  Statement  (exclusive  of any  amendment  thereof),  the  Preliminary  Prospectus
        Supplement and the Final Prospectus Supplement (exclusive of any supplement thereto).

(g)     Subsequent  to the Execution  Time,  there shall not have been any decrease in the rating of any of the
        Company's debt securities by any "nationally  recognized  statistical rating  organization" (as defined for purposes of  Rule 436(g)  under the Act) or any notice given of any intended or potential  decrease in any such rating or of a possible  change in any such rating that does not indicate the  direction of the possible change.

(h)     Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

               If any of the  conditions  specified in this Section 6 shall not have been fulfilled when and as provided in this  Agreement,  or if any of the opinions and  certificates  mentioned above or elsewhere in this
Agreement  shall not be reasonably  satisfactory in form and substance to the  Representatives  and counsel for the  Underwriters,  this Agreement and all obligations of the Underwriters  hereunder may be canceled at, or at any time prior to, the  Closing  Date by the  Representatives.  Notice of such  cancellation  shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

               The  documents  required to be delivered by this  Section 6  shall be delivered at the office of
Cleary  Gottlieb Steen & Hamilton LLP,  counsel for the  Underwriters,  at One Liberty Plaza,  New York, NY, on
the Closing Date.

7.      Reimbursement  of  Underwriters'  Expenses.  If the sale of the  Securities  provided for herein is not consummated  because any condition to the obligations of the  Underwriters set forth in Section 6 hereof is not satisfied,  because of any termination  pursuant to Section 10  hereof or because of any refusal,  inability or failure on the part of the Company to perform any agreement  herein or comply with any  provision  hereof other than by reason of a default by any of the Underwriters,  the Company will reimburse the Underwriters  severally through  Lehman  Brothers  Inc.  on  demand  for all  out-of-pocket  expenses  (including  reasonable  fees and disbursements  of counsel) that shall have been incurred by them in connection  with the proposed  purchase and sale of the Securities.

8.      Indemnification  and  Contribution.  (a) The  Company  agrees  to  indemnify  and  hold  harmless  each
Underwriter,  the directors,  officers,  employees and agents of each  Underwriter and each person who controls any  Underwriter  within the meaning of either the Act or the Exchange Act against any and all losses,  claims, damages or  liabilities,  joint or several,  to which they or any of them may become subject under the Act, the
Exchange Act or other Federal or state  statutory  law or  regulation,  at common law or otherwise,  insofar as such losses,  claims,  damages or liabilities  (or actions in respect  thereof) arise out of, or are based upon any untrue  statement or alleged untrue  statement of a material fact contained in the  Registration  Statement for the registration of the Securities as originally filed or in any amendment  thereof,  or in any Preliminary
Prospectus Supplement,  the Final Prospectus Supplement,  any Issuer Free Writing Prospectus or the information contained in the Final Term Sheet, or in any amendment  thereof or supplement  thereto,  or arise out of or are based upon the omission or alleged  omission to state therein a material fact required to be stated  therein or necessary to make the statements  therein not misleading,  and agrees to reimburse each such indemnified party, as incurred,  for any legal or other expenses  reasonably  incurred by them in connection with investigating or defending any such loss, claim, damage,  liability or action;  provided,  however, that the Company will not be liable in any such case to the  extent  that any such  loss,  claim,  damage or  liability  arises out of or is based upon any such untrue  statement or alleged untrue  statement or omission or alleged omission made therein in reliance upon and in  conformity  with written  information  furnished to the Company by or on behalf of any
Underwriter  through the Representatives  specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)     Each Underwriter  severally and not jointly agrees to indemnify and hold harmless the Company,  each of its  directors,  each of its officers who signs the  Registration  Statement,  and each person who controls the
Company  within  the  meaning  of either  the Act or the  Exchange  Act,  to the same  extent as the  foregoing indemnity  from the Company to each  Underwriter,  but only with reference to written  information  relating to such  Underwriter  furnished  to the Company by or on behalf of such  Underwriter  through the  Representatives specifically for inclusion in the documents referred to in the foregoing  indemnity.  This indemnity  agreement will be in addition to any liability which any Underwriter  may otherwise have. The Company  acknowledges  that the statements set forth in the last paragraph of the cover page of the Final Prospectus  Supplement  regarding delivery of the Securities and, under the

heading of the Final  Prospectus  Supplement  labeled  "Underwriting,  " (i) the list of Underwriters and their respective  participation  in the  sale of the  Securities,  (ii) the  sentences  related  to  concessions  and reallowances and (iii) the  paragraph related to  stabilization,  syndicate  covering  transactions and penalty bids in the Final Prospectus  Supplement  constitute the only information  furnished in writing by or on behalf of the several Underwriters for inclusion in the Final Prospectus Supplement.

(c)     Promptly after receipt by an indemnified  party under this Section 8 of notice of the  commencement  of any action,  such indemnified  party will, if a claim in respect thereof is to be made against the indemnifying party under this  Section 8, notify the  indemnifying  party in writing of the  commencement  thereof;  but the failure so to notify the indemnifying  party (i) will not relieve it from liability under  paragraph (a) or (b)
above  unless and to the extent it did not  otherwise  learn of such  action  and such  failure  results in the forfeiture  by the  indemnifying  party of  substantial  rights and defenses and  (ii) will  not, in any event, relieve the  indemnifying  party from any obligations to any indemnified  party other than the  indemnification obligation  provided  in  paragraph (a)  or (b) above.  The  indemnifying  party  shall be  entitled to appoint counsel of the  indemnifying  party's choice at the  indemnifying  party's expense to represent the indemnified party in any  action  for which  indemnification  is sought (in which  case the  indemnifying  party  shall not thereafter be responsible for the fees and expenses of any separate counsel  retained by the indemnified  party or parties  except as set forth  below);  provided,  however,  that such counsel shall be  satisfactory  to the indemnified  party.  Notwithstanding  the  indemnifying  party's  election to appoint  counsel to represent the indemnified  party in an  action,  the  indemnified  party  shall  have the  right to employ  separate  counsel
(including  local counsel),  and the  indemnifying  party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the  indemnifying  party to represent the indemnified party would present such counsel with a conflict of interest,  (ii) the  actual or potential  defendants in, or targets of, any such action include both the indemnified  party and the indemnifying  party and the indemnified party  shall  have  reasonably  concluded  that  there  may be legal  defenses  available  to it  and/or  other indemnified  parties which are  different  from or additional  to those  available to the  indemnifying  party,
(iii) the  indemnifying  party  shall  not have  employed  counsel  satisfactory  to the  indemnified  party to represent the  indemnified  party within a reasonable  time after notice of the  institution  of such action or
(iv) the  indemnifying  party shall authorize the indemnified  party to employ separate  counsel at the expense of the  indemnifying  party.  An  indemnifying  party  will not,  without  the  prior  written  consent  of the indemnified  parties,  settle or compromise or consent to the entry of any judgment with respect to any pending or threatened  claim,  action,  suit or proceeding in respect of which  indemnification  or contribution may be sought  hereunder  (whether or not the  indemnified  parties are actual or  potential  parties to such claim or action) unless such settlement,  compromise or consent  includes an  unconditional  release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)     In the event that the indemnity  provided in  paragraph (a)  or (b) of this Section 8 is unavailable to or  insufficient  to hold  harmless  an  indemnified  party for any reason,  the  Company and the  Underwriters severally agree to contribute to the aggregate  losses,  claims,  damages and liabilities  (including  legal or other  expenses  reasonably  incurred  in  connection  with  investigating  or  defending  same)  (collectively
"Losses")  to which the Company and one or more of the  Underwriters  may be subject in such  proportion  as is appropriate to reflect the relative

benefits  received by the  Company on the one hand and by the  Underwriters  on the other from the  offering of the Securities;  provided,  however,  that in no case shall any  Underwriter  (except as may be provided in any agreement  among  underwriters  relating to the offering of the  Securities) be  responsible  for any amount in excess of the underwriting  discount or commission  applicable to the Securities  purchased by such Underwriter hereunder.  If the allocation  provided by the  immediately  preceding  sentence is unavailable for any reason, the Company and the  Underwriters  severally  shall  contribute in such proportion as is appropriate to reflect not only  such  relative  benefits  but  also the  relative  fault  of the  Company  on the one hand and of the
Underwriters  on the other in  connection  with the  statements or omissions  which  resulted in such Losses as well as any other relevant  equitable  considerations.  Benefits  received by the Company shall be deemed to be equal to the total net proceeds  from the offering  (before  deducting  expenses)  received by it, and benefits received by the Underwriters shall be deemed to be equal to the total  underwriting  discounts and commissions, in each  case as set forth on the  cover  page of the Final  Prospectus  Supplement.  Relative  fault  shall be determined  by  reference  to,  among other  things,  whether any untrue or any alleged  untrue  statement of a material fact or the omission or alleged  omission to state a material fact relates to information  provided by the Company on the one hand or the  Underwriters  on the other,  the intent of the  parties and their  relative knowledge,  access to  information  and  opportunity  to correct or prevent such untrue  statement or omission.
The  Company  and the  Underwriters  agree  that it  would  not be just  and  equitable  if  contribution  were determined  by pro rata  allocation  or any other  method of  allocation  which  does not take  account  of the equitable  considerations  referred to above.  Notwithstanding the provisions of this paragraph (d),  no person guilty of  fraudulent  misrepresentation  (within the meaning of Section 11(f) of the Act) shall be entitled to contribution  from any person who was not guilty of such  fraudulent  misrepresentation.  For  purposes of this
Section 8, each person who  controls an  Underwriter  within the meaning of either the Act or the  Exchange Act and each director,  officer,  employee and agent of an Underwriter  shall have the same rights to  contribution as such  Underwriter,  and each person who  controls  the  Company  within the meaning of either the Act or the
Exchange  Act, each officer of the Company who shall have signed the  Registration  Statement and each director of the  Company  shall  have the same  rights  to  contribution  as the  Company,  subject  in each case to the applicable terms and conditions of this paragraph (d).

9.      Default by an Underwriter.  If any one or more  Underwriters  shall fail to purchase and pay for any of the  Securities  agreed to be purchased  by such  Underwriter  or  Underwriters  hereunder  and such failure to purchase shall constitute a default in the performance of its or their  obligations  under this Agreement,  the remaining  Underwriters  shall be  obligated  severally to take up and pay for (in the  respective  proportions which the  principal  amount of  Securities  set forth  opposite  their names in Schedule I hereto bears to the aggregate  principal amount of Securities set forth opposite the names of all the remaining  Underwriters)  the
Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase;  provided,  however, that in the event that the  aggregate  principal  amount of  Securities  which the  defaulting  Underwriter  or
Underwriters  agreed but failed to purchase  shall exceed 10% of the aggregate  principal  amount of Securities set forth in  Schedule I  hereto,  the remaining  Underwriters  shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities,  and if such nondefaulting  Underwriters do not purchase all the Securities,  this Agreement will terminate without liability to any nondefaulting  Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the

Closing Date shall be postponed for such period,  not  exceeding  five  Business  Days, as the  Representatives shall  determine in order that the required  changes in the  Registration  Statement  and the Final  Prospectus
Supplement or in any other  documents or  arrangements  may be effected.  Nothing  contained in this  Agreement shall  relieve any  defaulting  Underwriter  of its  liability,  if any,  to the Company and any  nondefaulting
Underwriter for damages occasioned by its default hereunder.

10.     Certain  Acknowledgements  by the Company.  The Company  acknowledges  and agrees that the Underwriters are acting solely in the capacity of an arm's length  contractual  counterparty  to the Company with respect to the offering of Securities  contemplated  hereby  (including in connection  with  determining  the terms of the offering)  and not as a financial  advisor or a fiduciary  to, or an agent of, the Company or any other person.
Additionally,  neither  the  Representative  nor any other  Underwriter  is  advising  the Company or any other person as to any legal, tax,  investment,  accounting or regulatory  matters in any  jurisdiction.  The Company shall  consult  with its own  advisors  concerning  such  matters and shall be  responsible  for making its own independent  investigation and appraisal of the transactions  contemplated  hereby,  and the Underwriters shall have no  responsibility  or liability to the Company with respect  thereto.  Any review by the  Underwriters of the Company,  the  transactions  contemplated  hereby or other matters  relating to such  transactions  will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

11.     Termination.  This  Agreement  shall be  subject  to  termination  in the  absolute  discretion  of the
Representatives,  by notice  given to the Company  prior to delivery of and payment for the  Securities,  if at any time  prior to such time (i)  trading in the  Company's  Common  Stock  shall  have been  suspended  by the
Commission or the New York  Stock  Exchange or trading in securities  generally on the New York Stock  Exchange shall have been  suspended or limited or minimum prices shall have been  established  on such Exchange,  (ii) a banking  moratorium  shall have been declared  either by Federal or New York State  authorities  or (iii) there shall have occurred any outbreak or escalation of  hostilities,  declaration by the United States of a national emergency or war, or other  calamity or crisis the effect of which on financial  markets is such as to make it, in the sole  judgment of the  Representatives,  impractical  or  inadvisable  to proceed  with the  offering or delivery of the Securities as contemplated by the Preliminary  Prospectus  Supplement and the Final  Prospectus
Supplement (exclusive of any supplement thereto).

12.     Representations and Indemnities to Survive.  The respective  agreements,  representations,  warranties, indemnities and other  statements of the Company or its officers and of the  Underwriters  set forth in or made pursuant to this Agreement  will remain in full force and effect,  regardless of any  investigation  made by or on  behalf  of  any  Underwriter  or the  Company  or any of the  officers,  directors,  employees,  agents  or controlling  persons  referred  to in  Section 8 hereof,  and will  survive  delivery  of and  payment  for the
Securities.  The provisions of Sections 7 and 8 hereof shall survive the  termination or  cancellation  of this
Agreement.

13.     Notices.  All communications  hereunder will be in writing and effective only on receipt,  and, if sent to the  Representatives,  will be  mailed,  delivered  or  sent by  facsimile  transmission  to each of  Lehman
Brothers Inc.,  Attention:  Debt Capital  Markets,  Power Group, 745 Seventh Ave., New York, NY 10019 (fax no.:
(212) 526-0943) (with a copy to the General

Counsel at the same  address);  Deutsche Bank  Securities  Inc., 60 Wall Street,  NY, NY 10005,  Attention Debt
Capital  Markets (fax no.: (212) 797-2202) with a copy to the General  Counsel (fax no.: (212)  797-4564);  and
Credit Suisse  Securities  (USA) LLC,  Attention:  IBD Legal,  Eleven  Madison Ave.,  19th Floor,  New York, NY
10010, (fax no.: (212) 325-8278);  or, if sent to the Company,  will be mailed,  delivered or sent by facsimile transmission to Southern California Edison Company,  Assistant Treasurer,  2244 Walnut Grove Ave., Rosemead, CA
91770 (fax no.:  (626)  302-1472) and  confirmed to the  attention of the General  Counsel at the same address,
c/o Michael Henry (fax no.: (626) 302-2610).

14.     Successors.  This  Agreement  will inure to the benefit of and be binding  upon the parties  hereto and their respective  successors and the officers,  directors,  employees,  agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15.     Applicable  Law and Waiver of Jury Trial.  (a) This  Agreement  will be governed  by and  construed  in accordance with the laws of the State of New York  applicable to contracts made and to be performed  within the
State of New York.

(b)     The Company and each of the Underwriters  hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal  proceeding  arising out of or relating to this Agreement or the transactions contemplated hereby.

16.     Counterparts.  This  Agreement  may  be  signed  in one or  more  counterparts,  each  of  which  shall constitute an original and all of which together shall constitute one and the same agreement.

17.     Entire Agreement.  This Agreement  supersedes all prior agreements and understandings  (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.     Headings.  The  section  headings  used  herein  are for  convenience  only and  shall not  affect  the construction hereof.

19.     Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

               "Act" shall mean the  Securities Act of 1933, as amended,  and the rules and  regulations of the
        Commission promulgated thereunder.

               "Base  Prospectus"  shall mean the prospectus  referred to in paragraph 1(a) above  contained in the Registration Statement at the Effective Date.

               "Business  Day" shall mean any day other  than a Saturday,  a Sunday or a legal holiday or a day on which banking  institutions  or trust  companies are  authorized or obligated by law to close in New
        York City.

               "Commission" shall mean the Securities and Exchange Commission.

               "Disclosure  Package"  shall mean (i) the  Preliminary  Prospectus  Supplement,  as amended  and supplemented to the Execution Time, (ii) the Issuer Free Writing  Prospectuses,  if any,  identified in
        Schedule  III  hereto,  and (iii) any other Free  Writing  Prospectus  that the  parties  hereto  shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

               "Effective  Date"  shall  mean  each  date  and  time  that  the  Registration  Statement,   any
        post-effective  amendment or amendments  thereto and any Rule 462(b)  Registration  Statement became or become effective.

               "Exchange  Act" shall mean the  Securities  Exchange Act of 1934, as amended,  and the rules and regulations of the Commission promulgated thereunder.

               "Execution  Time" shall mean the date and time that this  Agreement is executed and delivered by the parties hereto.

               "Final Prospectus  Supplement" shall mean the prospectus  supplement  relating to the Securities that was  first  filed  pursuant  to Rule  424(b)  after the  Execution  Time,  together  with the Base
        Prospectus.

               "Free Writing Prospectus" shall mean a free writing prospectus, as defined in Rule 405.

               "Initial  Sale  Time"  shall  mean  2:20 pm  (Eastern  time)  on the  date of this  Underwriting
        Agreement.

               "Issuer Free Writing  Prospectus"  shall mean an issuer free writing  prospectus,  as defined in
        Rule 433.

               "Material  Adverse  Effect"  shall  mean,  with  respect  to the  Company,  any  effect  that is materially  adverse to the  condition  (financial  or  otherwise),  prospects,  earnings,  business  or properties  of the  Company  and its  subsidiaries,  taken  as a whole,  whether  or not  arising  from transactions in the ordinary course of business.

               "Preliminary  Prospectus  Supplement"  shall mean any preliminary  prospectus  supplement to the
        Base Prospectus  which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus Supplement, together with the Base Prospectus.

               "Registration  Statement" shall mean the registration  statement  referred to in  paragraph 1(a)
        above,  including  exhibits and financial  statements,  as amended on each  Effective  Date and, in the event any post-effective  amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the  Closing  Date,  shall  also  mean  such  registration  statement  as so  amended  or such
        Rule 462(b) Registration Statement, as the case may be.

               "Rule 158", "Rule 163", "Rule 164", "Rule 172", "Rule 405", "Rule 415",  "Rule 424", "Rule 430B"
        and "Rule 433" refer to such rules under the Act.

               "Rule 462(b)  Registration  Statement"  shall mean a  registration  statement and any amendments thereto filed pursuant to Rule 462(b)  relating to the offering covered by the  registration  statement referred to in Section 1(a) hereof.

               "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended,  and the rules and regulations of the Commission promulgated thereunder.

               If the foregoing is in accordance  with your  understanding  of our  agreement,  please sign and return to us the  enclosed  duplicate  hereof,  whereupon  this letter and your  acceptance  shall  represent a binding agreement among the Company and the several Underwriters.

                                                   Very truly yours,

                                                   SOUTHERN CALIFORNIA EDISON COMPANY

                                                   By:/s/ Mary C. Simpson
                                                      ------------------------------------------
                                                      Name: Mary C. Simpson
                                                      Title:  Assistant Treasurer
The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ Joseph E. Reece
    ----------------------------------
    Name: Joseph E. Reece
    Title:Managing Director

DEUTSCHE BANK SECURITIES INC.

By: /s/ Charles W. Chigas
    ----------------------------------
    Name: Charles W. Chigas
    Title:Managing Director

By: /s/ Ben Smilchensky
    ----------------------------------
    Name: Ben Smilchensky
    Title:Managing Director

LEHMAN BROTHERS INC.

By: /s/ Martin Goldberg
    ---------------------------------
    Name: Martin Goldberg
    Title:Senior Vice President

For themselves and the other several
Underwriters named in Schedule I to
the foregoing Agreement.
                                                  SCHEDULE I

                                                    Principal Amount of     Principal Amount of
                                                        2006A Bonds to        2006B Bonds to be
Underwriter                                             be Purchased             Purchased
-----------                                         -------------------     -------------------

Credit Suisse Securities (USA) LLC..................       $91,000,000             $39,000,000
Deutsche Bank Securities Inc. ......................       $91,000,000             $39,000,000
Lehman Brothers Inc.................................       $91,000,000             $39,000,000
Wells Fargo Securities, LLC.........................       $42,000,000             $18,000,000
Goldman, Sachs & Co. ...............................       $17,500,000              $7,500,000
Greenwich Capital Markets, Inc. ....................       $17,500,000              $7,500,000
                                                          ------------            ------------
        Total.......................................      $350,000,000            $150,000,000
                                                          ============            ============

===============================================================================================================

                                                  SCHEDULE II
                                                  [SCE Logo]
                                                 $350,000,000
                       5.625% First and Refunding Mortgage Bonds, Series 2006A, Due 2036

                                                SUMMARY OF TERMS

Security               5.625% First and Refunding Mortgage Bonds, Series 2006A, Due 2036

Issuer:                Southern California Edison Company ("SCE", or the "Company")

Joint Book-running
Managers:              Credit Suisse / Deutsche Bank Securities / Lehman Brothers

Principal Amount:      $350,000,000

                       Ratings of Securities: A3/BBB+ (Moody's / S&P)

                       Settlement Date:       January 31, 2006 (T+5)

Maturity:              February 1, 2036

Benchmark US Treasury: 5.375% due 02/15/31

Benchmark US Treasury
yield:                 4.582%

Spread to Benchmark
US Treasury:           +106 bps

Reoffer Yield:         5.642%

Coupon:                5.625%

Coupon Payment Dates:  February 1 and August 1

First Coupon Payment Date: August 1, 2006

Public Offering Price: 99.755%

Optional Redemption:   Callable at any time, in whole or in part, at a "make whole" premium of T+20 bps

CUSIP/ISIN             842400 FC 2/ US842400FC28

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.
Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-538-7764 (Collect) for Credit Suisse Securities (USA)
LLC, by calling 800-503-4611 for Deutsche Bank Securities Inc. or by calling  212-526-9664 (Collect)  for
Lehman Brothers Inc.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

                                                 $150,000,000
                   Floating Rate First and Refunding Mortgage Bonds, Series 2006B, Due 2009

                                               SUMMARY OF TERMS

Security:         First and Refunding Mortgage Bonds, Series 2006B, Due 2009

Issuer:           Southern California Edison Company ("SCE", or the "Company")

Joint
Book-running      Credit Suisse / Deutsche Bank Securities / Lehman Brothers
Managers:

Principal Amount: $150,000,000

Ratings of
Securities:       A3/BBB+ (Moody's / S&P)

Settlement Date:  January 31, 2006 (T+5)

Maturity:         February 2, 2009

                  Floating rate equal to three-month LIBOR (calculated as described in the
Coupon:           Preliminary Prospectus Supplement dated     January 24, 2006) plus 0.10%;
                  reset quarterly.

Coupon Payment
Dates:            Payable quarterly on February 2, May 2, August 2, November 2

First Coupon
payment Date:     May 2, 2006

Public Offering
Price:            100%

Optional Redemption:  The bonds may not be redeemed prior to maturity.

CUSIP/ISIN:       842400 FD 0/ US842400FD01

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.
Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-538-7764 (Collect) for Credit Suisse Securities (USA)
LLC, by calling 800-503-4611 for Deutsche Bank Securities Inc. or by calling 212-526-9664 (Collect) for
Lehman Brothers Inc.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

                                                 SCHEDULE III
                   Schedule of Free Writing Prospectuses included in the Disclosure Package

NONE